                              THE BENCHMARK FUNDS

                         ADDENDUM NO. 6 TO THE REVISED

                    AND RESTATED TRANSFER AGENCY AGREEMENT
                    --------------------------------------

     This Addendum, dated as of the 31st day of March, 1998 is entered into between THE BENCHMARK FUNDS (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY (the "Transfer Agent"), an Illinois state bank.

     WHEREAS, the Trust and the Transfer Agent have entered into a Revised and Restated Transfer Agency Agreement dated as of January 8, 1993, Addendum No. 1 dated July 1, 1993, Addendum No. 2 dated March 25, 1994, Addendum No. 3 dated January 22, 1997, Addendum No. 4 dated April 22, 1997 and Addendum No. 5 dated January 27, 1998 (the "Transfer Agency Agreement"), pursuant to which the Trust appointed the Transfer Agent to act as transfer agent with respect to each Class of Shares in the Diversified Assets Portfolio, Government Portfolio, Tax-Exempt Portfolio, Government Select Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Balanced Portfolio, International Growth Portfolio, International Bond Portfolio, International Equity Index Portfolio and Global Asset Portfolio;

     WHEREAS, the Trust has this day reorganized itself from a Massachusetts business trust to a Delaware business trust; and

     WHEREAS, the Trust and the Transfer Agent desire that the Transfer Agent continue to render transfer agency and other services for the Trust pursuant to the terms of the Transfer Agency Agreement as amended to date;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


     1.   Reaffirmation.  The Transfer Agency Agreement as amended to date
          -------------
          is hereby reaffirmed and readopted by each of the parties hereto, and the Transfer Agent shall continue to provide services to the Trust, and to receive compensation for such services, as provided in the Transfer Agency Agreement, subject to the terms set forth therein.

     2.   Miscellaneous.  Except to the extent supplemented hereby, the
          -------------
          Transfer Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.
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     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                        THE BENCHMARK FUNDS


Attest:                                 By: /s/ Nancy L. Mucker
                                           _________________________

                                        Name: Nancy L. Mucker
                                             _______________________

                                        Title: Vice President
                                              ______________________



                                        THE NORTHERN TRUST COMPANY


Attest:                                 By: /s/ Thomas L. Mallman
                                           __________________________

                                        Name: Thomas L. Mallman
                                             ________________________

                                        Title: Sr. Vice President
                                              _______________________